Exhibit (a)(1)(E)
Offer Letter to Exchange for Shares of Common Stock and Warrants
by
VAPOR CORP.
of
all of its Outstanding Units
at an Exchange Rate of 128 Shares and one warrant to purchase 64 Shares, at an exercise price equal to 120% of the closing market price of the Shares on the Expiration Date, for every one Unit
THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON JANUARY 13, 2016, UNLESS THE TENDER OFFER IS EXTENDED.
To Our Clients:
Enclosed for your consideration are the Offer Letter, dated December 11, 2015 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Vapor Corp. (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding Units (the “Units”), each consisting of one-fourth of a share of the Company’s Series A Convertible Preferred Stock (convertible into 10 shares of the Company’s common stock, par value $0.001 per share), and 20 Series A Warrants (each exercisable into one share of the Company’s common stock), to permit, during the Offer Period, the exchange of one Unit for 128 shares of the Company’s common stock (the “Shares”) and warrants (the “Exchange Warrants”) to purchase 64 shares of the Company’s common stock (the “Warrant Shares”), at an exercise price equal to 120% of the closing market price of the Company’s common stock on the Expiration Date. The “Offer Period” is the period of time commencing on December 11, 2015 and ending at 5:00 p.m., Eastern Time, on January 13, 2016, or such later date to which the Company may extend the Offer (the “Expiration Date”).
NO FRACTIONAL SHARES WILL BE ISSUED. UNITS MAY ONLY BE EXCHANGED FOR WHOLE SHARES AND EXCHANGE WARRANTS. IN LIEU OF ISSUING FRACTIONAL SHARES, ANY HOLDER OF UNITS WHO WOULD OTHERWISE HAVE BEEN ENTITLED TO RECEIVE FRACTIONAL SHARES WILL, AFTER AGGREGATING ALL SUCH FRACTIONAL SHARES OF SUCH HOLDER, BE PAID CASH (WITHOUT INTEREST) IN AN AMOUNT EQUAL TO SUCH FRACTIONAL PART OF A SHARE MULTIPLIED BY THE LAST SALE PRICE OF THE COMPANY’S COMMON STOCK ON THE NASDAQ CAPITAL MARKET ON THE LAST TRADING DAY PRIOR TO THE EXPIRATION DATE.
UNITS NOT EXCHANGED IN THE OFFER WILL SEPARATE INTO THE SERIES A PREFERRED STOCK AND SERIES A WARRANTS IN ACCORDANCE WITH THEIR TERMS ON JANUARY 23, 2016 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.
IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE UNITS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE.
You may tender and exchange some or all of your Units. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Units.
On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Units properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of 128 Shares and one Exchange Warrant (exercisable for 64 Warrant Shares) for each Unit.
We are the owner of record of Units held for your account. As such, we are the only ones who can exchange and tender your Units, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Units we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Units we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1.
You may exchange your Units at the rate of 128 Shares and one Exchange Warrant (exercisable for 64 Warrant Shares) for each Unit.

2.
The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

3.
The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on January 13, 2016, unless the Company extends the Offer.

4.
The Offer is for all outstanding Units of the Company.

5.
Tendering Unit holders who are registered Unit holders or who tender their Units directly to Okapi Partners, LLC, the Information Agent for the Offer, will not be obligated to pay any brokerage commissions.

If you wish to have us exchange any or all of your Units, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Units, we will tender for exchange all your Units unless you specify otherwise on the attached Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on January 13, 2016, unless the Offer is extended.
The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Units. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Units residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
The Company’s Board of Directors, none of whom own Units, has approved the Offer. However, neither the Company’s management nor its Board of Directors, officers, or employees, nor the Depositary or the Information Agent makes any recommendation to any Unit holder as to whether to exchange or refrain from tendering and exchanging any Units. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Units and, if so, how many Units to exchange. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

Instruction Form with Respect
to
Offer Letter to Exchange for Shares of Common Stock and Warrants
by
VAPOR CORP.
of
all of its Outstanding Units
at an Exchange Rate of 128 Shares and one warrant to purchase 64 Shares, at an exercise price equal to 120% of the closing market price of the Shares on the Expiration Date, for every one Unit
The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated December 11, 2015 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Vapor Corp. (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding Units (the “Units”), each consisting of one-fourth of a share of the Company’s Series A Convertible Preferred Stock (convertible into 10 shares of the Company’s common stock, par value $0.001 per share), and 20 Series A Warrants (each exercisable into one share of the Company’s common stock), to permit, during the Offer Period, the exchange of one Unit for 128 shares of the Company’s common stock (the “Shares”) and warrants (the “Exchange Warrants”) to purchase 64 shares of the Company’s common stock (the “Warrant Shares”), at an exercise price equal to 120% of the closing market price of the Company’s common stock on the Expiration Date. The “Offer Period” is the period of time commencing on December 11, 2015 and ending at 5:00 p.m., Eastern Time, on January 13, 2016, or such later date to which the Company may extend the Offer (the “Expiration Date”).
The undersigned hereby instructs you to exchange the number of Units indicated below or, if no number is indicated, all Units you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.
By participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.
(continued on following page)

Number of Units to be exchanged by you for the account of the undersigned:

*
No fractional shares will be issued. Units may only be exchanged for whole Shares and Exchange Warrants. In lieu of issuing fractional shares, any holder of Units who would otherwise have been entitled to receive fractional shares will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a Share multiplied by the last sale price of the Company’s common stock on The NASDAQ Capital Market on the last trading day prior to the Expiration Date.

**
Unless otherwise indicated it will be assumed that all Units held by us for your account are to be exchanged.

Signature(s):
Name(s):

(Please Print)
Taxpayer Identification Number:
Address(es):

(Including Zip Code)
Area Code/Phone Number:
Date:            , 201_